Exhibit 10.1

Arotech Corporation

1229 Oak Valley Drive
Ann Arbor, Michigan 48108
Tel:  (734) 761-5836   Fax:  (734) 761-5368
http://www.arotech.com
Nasdaq Global Market: ARTX
Writer’s direct dial: +972-2-990-6612
Writer’s direct fax: +972-2-990-6688
Writer’s e-mail: ehrlich@arotech.com

Robert S. Ehrlich Chairman and Chief Executive Officer

January 14, 2014

Mr. Thomas J. Paup
c/o Arotech Corporation
1229 Oak Valley Road
Ann Arbor, Michigan 48108

Re:           Third Amended and Restated Employment Agreement

Dear Tom:

In connection with your Third Amended and Restated Employment Agreement with Arotech Corporation effective as of May 1, 2013 (the “Agreement”), we wish to amend the Agreement in certain respects. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Notwithstanding the terms of Section 2(a) of the Agreement, your annual base salary will be adjusted to $225,000 retroactive to January 1, 2014.

In all other respects, the terms of the Agreement will govern the relationship between us.

If the foregoing is acceptable to you, kindly sign this letter in the space provided for your signature below, whereupon this letter will become a binding amendment to the Agreement.

Sincerely yours,

AROTECH CORPORATION

By:  /s/ Robert S. Ehrlich
Robert S. Ehrlich
Chairman and Chief Executive Officer

ACCEPTED AND AGREED:

                     /s/ Thomas J. Paup
Thomas J. Paup